StockerYale, Inc.

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned
has authorized and designated Fred Pilon, Mark Blodgett,
Veronica Zorrilla, Heather Turner, Ann Imes and
Thomas B. Rosedale his attorneys-in-fact to (i) prepare,
execute and file on behalf of the undersigned Form ID in
order to obtain access codes for the undersigned to permit
filing on EDGAR, and (ii) prepare, execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the
undersigned's ownership of or transactions in securities of
StockerYale, Inc.  The authority of such attorneys under this
Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the
undersigned's ownership of or transactions in securities of
StockerYale, Inc., unless earlier revoked in writing.  The
undersigned acknowledges that such attorneys are not assuming any of the undersigned's responsibilities to comply with the requirements of Section 16 of the Securities Exchange Act of
1934, as amended, or any of the undersigned's liabilities for failure to comply with such requirements.

Date: October 10, 2006
      /s/ Ben Levitan
            -----------------
      By: Ben Levitan